UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2016

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Change in Registrant’s Certifying Accountant

Dismissal of Previous Independent Registered Public Accounting Firm
On February 9, 2016, the Audit Committee (the “Audit Committee”) of the Board of Directors of AGL Resources Inc. (the “Company”) approved and, based on the recommendation of the Audit Committee, on February 10, 2016, the full Board of Directors ratified the dismissal of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm, effective upon PwC’s issuance of their reports on the Company’s consolidated financial statements as of and for the year ended December 31, 2015 and the effectiveness of internal control over financial reporting as of December 31, 2015 to be included in the filing of the Company’s related Annual Report on Form 10-K. The PwC audit reports were issued on February 11, 2016.
The reports of PwC on the Company’s consolidated financial statements for the fiscal years ended December 31, 2015 and December 31, 2014 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended December 31, 2015 and December 31, 2014 and the subsequent interim period through February 11, 2016, there have been no disagreements (as such term is defined in Item 304 of Regulation S-K) with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of PwC would have caused PwC to make reference to the subject matter of the disagreements in their reports on the financial statements for such years.
During the fiscal years ended December 31, 2015 and December 31, 2014 and subsequent interim period through February 11, 2016, there were no reportable events (as such term is defined in Item 304(a)(1)(v) of Regulation S-K) except as follows. As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, the Company did not maintain effective controls to appropriately apply the accounting guidance related to the recognition of allowed versus incurred costs. Specifically, the Company did not have controls to address the recognition of allowed versus incurred costs, primarily related to an allowed equity return, applied to the accounting for our regulated infrastructure programs and related disclosures that operated at a level of precision to prevent or detect potential material misstatements to the Company’s consolidated financial statements. This control deficiency could have resulted in misstatements of the aforementioned accounts and disclosures that would have resulted in a material misstatement of the consolidated financial statements that would not have been prevented or detected. Accordingly, the Company concluded that the deficiency constituted a material weakness. As a result of this material weakness, the Company revised its consolidated financial statements for the years ended December 31, 2013, 2012 and 2011, for each of the quarterly periods during the year ended December 31, 2013, and for each of the quarterly periods ended March 31, 2014 and June 30, 2014. This material weakness was remediated as of December 31, 2014.
The Audit Committee discussed the material weakness with PwC. The Company has authorized PwC to respond fully and without limitation to all requests of Deloitte & Touche LLP (“Deloitte”), the Company’s new independent registered public accounting firm, concerning all matters related to the audits performed by PwC.
The Company provided PwC with a copy of the above disclosures and requested that PwC furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosures. PwC’s response is filed as Exhibit 16.1 to this Current Report on Form 8-K.
Engagement of New Independent Registered Public Accounting Firm
Concurrent with the decision to dismiss PwC as the Company’s independent registered public accounting firm, the Audit Committee approved, and the full Board of Directors ratified, the engagement of Deloitte as the Company’s independent registered public accounting firm effective upon PwC’s issuance of its audit reports on February 11, 2016.
During the fiscal years ended December 31, 2015 and December 31, 2014 and the subsequent interim period through February 11, 2016, neither the Company nor anyone acting on its behalf consulted with Deloitte with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement with PwC or a reportable event as set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated as of February 16, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: February 16, 2016	/s/ Elizabeth W. Reese
Elizabeth W. Reese Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated as of February 16, 2016.

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